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Exhibit 23.5

Power of Attorney

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned does hereby constitute and appoint M. Ethan Berman, with full power of substitution and full power to act, her true and lawful attorney-in-fact and agent to act for her in her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement of RiskMetrics Group, Inc., Registration No. 333-146-167, any and all registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933 (including post-effective amendments) to register additional securities and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effectuate the same as fully, to all intents and purposes, as she might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date: November 29, 2007
/s/ LOVIDA COLEMAN, JR. Lovida Coleman, Jr.

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Power of Attorney